EXHIBIT 5.3

                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                            New York, New York 10038










May 2, 2001


Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

Re:     Residential Funding Mortgage Securities I, Inc.
        Registration Statement on Form S-3


Ladies and Gentlemen:

We have acted as counsel for Residential Funding Mortgage Securities I, Inc., a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Mortgage Pass-Through Certificates (collectively, the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (the "Registration Statement") and various amendments are being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, separate Trusts (each, a "Trust") will be established pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, Residential Funding Corporation, as master servicer, and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Trust will issue Certificates pursuant to the respective Pooling and Servicing Agreement.

We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates, the prospectus and form of prospectus supplement relating to Mortgage Pass-Through Certificates. We also have examined such other documents, papers, statutes and authorities as we deem

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Residential Funding Mortgage Securities I, Inc.
May 2, 2001
Page 2


necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

               1. When a Pooling and Servicing Agreement has been executed and delivered by the parties thereto, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               2. When a series of Certificates has been executed as specified in, and delivered pursuant to, a Pooling and Servicing Agreement and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

               3.  The  information  in the  prospectus  forming  a part  of the
Registration Statement under the caption "Material Federal Income Tax Consequences," as supplemented in the section "Material Federal Income Tax Consequences" in the related Prospectus Supplement, to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the material Federal income tax consequences of an investment in the Certificates.

               4. To the extent that the description referred to in paragraph 3 above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Certificates, we hereby confirm and adopt such opinion herien as such opinion may be supplemented as described in the related Prospectus Supplement.

Please note that paragraphs 3 and 4 above apply only to those series of Certificates for which our firm is named as counsel to the Depositor in the related Prospectus Supplement and for which a REMIC election is made.

In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.


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Residential Funding Mortgage Securities I, Inc.
May 2, 2001
Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP


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